EXHIBIT 10.3

Dated                    2005

LIONBRIDGE TECHNOLOGIES IRELAND

in favour of

WACHOVIA BANK, NATIONAL ASSOCIATION

(as Administrative Agent)

DEBENTURE

Arthur Cox

Solicitors

Earlsfort Centre

Earlsfort Terrace

Dublin 2

INDEX

Clause		Page
1	Definitions and Interpretation	1
2	Covenant to Pay	3
3	Mortgage, Assignment and Charge	3
4	Redemption of Security	7
5	Crystallisation of Floating Charge	7
6	Further Assurances	8
7	Negative Pledge	8
8	Statutory Consents	9
9	Covenants	9
10	Power of Sale	10
11	Entry into Possession, Administrative Agent’s Powers and Appointment and Powers of Receiver	10
12	Liability of the Administrative Agent in Possession	13
13	Delegation of Powers of the Administrative Agent	14
14	Application of Monies	14
15	Protection of Purchasers	15
16	Power of Attorney	15
17	Continuing Security	16
18	Avoidance of Payments	16
19	Currency Indemnity	16
20	Severability	17
21	Assignment	17
22	Certificate of the Administrative Agent	18

1

23	No Waivers, Remedies Cumulative	18
24	Costs and Expenses	18
25	Notices	19
26	Counterparts	19
27	Governing Law and Jurisdiction	19
THE FIRST SCHEDULE		22
THE SECOND SCHEDULE		24

2

THIS DEBENTURE dated                 2005

BETWEEN:

(1)	LIONBRIDGE TECHNOLOGIES IRELAND a company incorporated under the laws of Ireland with registered number 144185 and having its registered office at Grattan House, Temple Road, Blackrock, County Dublin (the “Company”) and

(2)	WACHOVIA BANK, NATIONAL ASSOCIATION having its principal place of business at Charlotte Plaza, 201 South College Street, CP-8 Charlotte, North Carolina, 28288-0680 (the “Administrative Agent”) as security agent for the Lenders.

RECITALS:

A.	It has been agreed between the Company and the Administrative Agent (as security agent for the Lenders) and it is hereby intended that this Debenture, inter alia, shall secure all monies, obligations and liabilities that the Company covenants to pay in Clause 2.1 of this Debenture.

B.	The Administrative Agent has agreed to enter into this Debenture as security agent for the Lenders.

THIS DEBENTURE WITNESSES as follows:-

1.    1.    Definitions and Interpretation

1.1	In this Debenture (including the Recitals), the following expressions shall, unless the context otherwise requires, have the following meanings:-

“Act”	means the Conveyancing and Law of Property Act, 1881 as amended by the Conveyancing Acts, 1882 and 1911;

“Charged Property”	means the undertaking and assets of the Company both present and future charged in favour of, or assigned (whether at law or in equity) to, the Administrative Agent by or pursuant to this Debenture;

“Claims”	means all book and other debts and monetary claims referred to in Clause 3.1 (other than those referred to in Clause 3.1(1)) or deriving from the Charged Property;

“Credit Agreement”	means the credit agreement dated on or about the date of this charge by and among Lionbridge Technologies, Inc (the “U.S. Borrower”), Lionbridge Technologies Holdings, B.V. (a “Dutch Borrower”) and the Company (the “Irish Borrower”) (collectively known as (the “Borrowers”), the U.S. Guarantors (as therein defined), the Foreign Guarantors (as therein defined), the Lenders (as therein defined) and Wachovia Bank, National Association (as Administrative Agent).

“Event of Default”	has the meaning given to that term in the Credit Agreement;

“Examiner”	means an examiner appointed under Section 2 of the Companies (Amendment) Act, 1990;

“Fixed Charge Property”	means the assets of the Company described in Clauses 3.1(a) to (j) inclusive;

“Floating Charge”	means the floating charge created by Clauses 3.1(k) to 3.l(m) inclusive;

“Floating Charge Property”	means the assets of the Company described in Clauses 3.1(k) to 3.1(m) inclusive;

“Insurances”	means all contracts and policies of insurance (including, for the avoidance of doubt, all cover notes) of whatever nature which are, from time to time, taken out by or on behalf of the Company or (to the extent of such interest) in which the Company has an interest;

“Intellectual Property”	means all that property and assets referred to in Clause 3.1(i) and each and every part thereof;

“Planning Acts”	means the Local Government (Planning and Development) Acts 1963 to 1999, the Building Control Act, 1990, the Planning and Development Acts, 2000 to 2004 and any regulations issued pursuant thereto;

“Real Property”	means all that property referred to in Clauses 3.1(a) to 3.1(c) inclusive;

“Receiver”	means any one or more receivers and/or managers appointed by the Administrative Agent in respect of the Company or over all or any part of the Charged Property;

“Secured Obligations”	means all Foreign Credit Party Obligations of the Chargor;

“Security”	means the security from time to time constituted by or pursuant to this Debenture and each and every part thereof;

“Security Period”	means the period from the date hereof until the date upon which all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and all Commitments with respect thereto have been terminated or upon which all of the Security shall have been unconditionally and irrevocably released and discharged.

1.2	Words and expressions defined in the Credit Agreement shall, unless the context otherwise requires, have the same meanings when used in this Debenture.

1.3	Except to the extent that the context requires otherwise any reference in this Debenture to:

(a)	this Debenture or any other agreement or document shall be construed as a reference to this Debenture or, as the case may be, such other agreement or document as the same may have been, or may from time to time be amended, varied, novated or supplemented;

(b)	any statute shall include any order made or regulation issued thereunder, any statutory modification or re-enactment thereof from time to time and force, and unless otherwise stated any reference to a statute shall be a reference to a statute of Ireland;

(c)	a time of day shall be construed as a reference to Dublin time;

(d)	the parties intend that this document shall take effect as a Deed; and

(e)	words importing the plural shall include the singular and vice versa.

1.4	Clause, part and schedule headings are for ease of reference only.

2.	Covenant to Pay

2.1	For good and valuable consideration (receipt of which is hereby acknowledged) the Company hereby unconditionally covenants to pay or discharge all of the Secured Obligations forthwith on demand being made on it by the Administrative Agent when the Secured Obligations are due for payment or discharge in accordance with the Credit Agreement.

2.2	A certificate signed by a duly authorised officer of the Administrative Agent setting forth the amount of any sum due hereunder shall, in the absence of manifest error, be prema facie evidence against the Company of the amount due.

3.	Mortgage, Assignment and Charge

3.1	The Company as beneficial owner, as continuing security for the payment, performance and discharge of the Secured Obligations, hereby:-

(a)	grants, conveys, transfers, demises, charges and mortgages to the Administrative Agent ALL THAT AND THOSE the freehold and leasehold property of the Company both present and future (including specifically, but not limited to, the lands, hereditaments and premises specified in Part A of the First Schedule) and all buildings and (to the extent the same are not otherwise subject to a fixed charge hereunder) all fixtures (including trade fixtures) from time to time on every such property and all fixed plant and machinery of the Company both present and future therein or thereon to hold the same as to so much thereof as is of freehold tenure unto the Administrative Agent in fee simple and as to so much thereof as is of leasehold tenure unto the Administrative Agent for the residue of the respective terms of years for which the Company now or, as applicable at the time of acquisition, then holds the same less the last three days of each such term, subject to the proviso for redemption herein contained PROVIDED that the Company hereby declares that it shall henceforth stand possessed of such of the said property as is of leasehold tenure for the last day or respective last days of the term or terms or years for which the same is held by it, and for any further or other interest which it now has or may hereafter acquire or become entitled to in the same or any part thereof by virtue of any Act or Acts of the Oireachtas or otherwise howsoever, in trust for the Administrative Agent and to be conveyed assigned or otherwise dealt with whether to the Administrative Agent or its nominee or otherwise as the Administrative Agent shall direct (such direction to be given only when an Event of Default has occurred that is continuing) but subject to the same equity of redemption as may for the time being be subsisting in the said property, and PROVIDED FURTHER that the Company doth hereby irrevocably appoint the secretary for the time being of the Administrative Agent to be its attorney, in its name and on its behalf, and as its act and deed to sign seal and deliver and otherwise perfect when an Event of Default has occurred that is continuing every or any Deed of Conveyance of the leasehold reversion which may be desired by the Administrative Agent, in order to vest in the Administrative Agent or in any person or persons in trust as agent for the Administrative Agent, subject as aforesaid, or in any purchaser of the said property or any part thereof, the said leasehold reversion and any further or other interest which the Company now has or may hereafter acquire or become entitled to in the said leasehold premises or any part thereof by virtue of any Act or Acts of the Oireachtas or otherwise howsoever;

(b)	as registered owner or, as the case may be, person entitled to be registered as owner, charges to the Administrative Agent ALL THAT AND THOSE the freehold and leasehold lands, hereditaments, premises and property of the Company registered under the Registration of Title Act, 1964 both present and future (including, specifically, but not limited to, the lands, hereditaments and premises specified in Part B of the First Schedule) together with all buildings and (to the extent the same are not otherwise subject to a fixed charge hereunder) all fixtures (including trade fixtures) from time to time on every such property and all fixed plant and machinery both present and future therein with the payment performance and discharge of the Secured Obligations;

(c)	charges to the Administrative Agent all its other estate, right, title or interests in any land or buildings now belonging to the Company (including, specifically, but not limited to, the lands, hereditaments and premises specified in the First Schedule) (whether or not the legal estate is vested in the Company or registered in the name of the Company), and all future estate, right, title or interests of the Company in such lands, hereditaments and premises and in any other freehold or leasehold property (whether or not registered) vested in or held by or on behalf of the Company from time to time and/or the proceeds of sale thereof together in all cases (to the extent the same are not otherwise subject to a fixed charge hereunder) all fixtures (including trade fixtures) and all fixed plant and machinery from time to time therein with the payment performance and discharge of the Secured Obligations;

(d)	charges to the Administrative Agent the benefit of all present and future licences, permissions, consents and authorisations (statutory or otherwise) held by the Company in connection with its business or the use of any of the Real Property and the right to recover and receive all compensation which may at any time become payable to it in respect thereof to the extent permitted by the terms of such licences;

(e)	charges to the Administrative Agent all plant, machinery, equipment, goods and chattels now or hereafter belonging to the Company together with all and any machines, equipment, goods, components, parts or other items whatsoever from time to time installed therein or used in replacement or by way of substitution for all or any part thereof, together with the full benefit of the insurances on the same with the payment performance and discharge of the Secured Obligations;

(f)	charges, assigns and agrees to assign to the Administrative Agent all rights and claims to which the Company is now or may hereafter become entitled in relation to the freehold, leasehold or immovable property and the moveable property and other chattels mortgaged or charged hereunder including, without limitation, those against any manufacturer, supplier, or installer of such property, any builder, contractor or professional advisor engaged in relation to such property and any lessee, sub-lessee or licensee of any freehold, leasehold or immovable property mortgaged or charged hereunder and any guarantor or surety for the obligations of such person and, to the extent that any of the moveable property or other chattels mortgaged or charged hereunder is now or is at any time hereafter hired, leased or rented to any other person, the rights under the hiring, leasing or rental contract and any guarantee, indemnity or security for the performance of the obligation of such person and any other rights and benefits relating thereto;

(g)	charges, assigns and agrees to assign to the Administrative Agent all present and future rights, interest, title and benefit of the Company to and in the proceeds of any Insurances in which the Company may now or hereafter have an interest;

(h)	charges, assigns and agrees to assign to the Administrative Agent all present and future uncalled capital of the Company and all rights and claims to which the Company is now or may hereafter become entitled as a result of any calls made in relation thereto;

(i)	charges to the Administrative Agent all letters patent, trade marks, service marks, designs, utility models, copyrights, design rights, applications for registration of any of the foregoing and rights to apply for them in any part of the world, inventions, confidential information, know how and the rights of like nature arising or subsisting anywhere in the world in relation to any of the foregoing, whether registered or unregistered, now or at any time hereafter belonging to the Company (including, without limitation, any rights and interests of the Company in those patent and trademarks in the Second Schedule) and the benefit of all licences and other rights to use such of the same charged in favour of, or assigned (whether at law or in equity) to, the Administrative Agent by or pursuant to this Debenture (the “Intellectual Property Rights”). To the extent that a fixed charge is not created hereunder over any of the Intellectual Property Rights, the charge thereof purported to be effected by this Clause 3.1(i) shall operate as an assignment of any and all damages, compensation, remuneration, profit, rent or income which the Company may derive therefrom or be awarded or entitled to in respect thereof, as continuing security for the payment, discharge and performance of the Secured Obligations;

(j)	charges to the Administrative Agent all goodwill (including all brand names not otherwise subject to a fixed charge or assignment by or pursuant to this Debenture) now or at any time hereafter belonging to the Company;

(k)	charges, assigns and agrees to assign to the Administrative Agent all book and other debts, revenues and claims both present and future now or at any time hereafter due or owing or purchased or enjoyed by the Company (excluding for the purposes of this Clause 3.1(k) only, any debts or claims referred by, or in respect of, any monies standing to the credit of the Company’s bank accounts) and the full benefit of all rights and remedies relating thereto, including, without limitation, all negotiable and non-negotiable instruments, guarantees, indemnities, rights of tracing and security interests, all things in action which may give rise to a debt, revenue or claim and all other rights and remedies of whatever nature in respect of the same;

(1)	charges, assigns and agrees to assign to the Administrative Agent all present and future bank accounts of the Company (howsoever designated) with any bank or other financial institutions (including the Administrative Agent) and all monies now or at any time hereafter standing to the credit thereof and all entitlements to interest and other rights and benefits accruing thereto or arising in connection with any such monies;

(m)	charges to the Administrative Agent all of the Company’s stock-in-trade, inventory and raw materials together with the whole of the

Company’s undertaking and property, assets and rights whatsoever and wheresoever both present and future other than any assets for the time being effectively charged to the Administrative Agent by way of fixed charge or effectively assigned (whether at law or in equity) to the Administrative Agent or otherwise subject to an effective fixed security in favour of the Administrative Agent.

3.2	The mortgages and charges hereby created shall:

(a)	as regards the Fixed Charge Property, be first fixed mortgages and charges; and

(b)	as regards the Floating Charge Property, be a first floating charge.

3.3	Anything herein to the contrary notwithstanding (i) the Company shall remain liable under any contracts, agreements and other documents included in the Charged Property (to the extent set forth therein) to perform all of its duties and obligations thereunder to the same extent as if this Debenture had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents and (iii) the Administrative Agent shall not have any obligation or liability under any such contracts, agreements or other documents included in the Charged Property by reason of this Debenture, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document.

4.	Redemption of Security

Subject to Clause 18 (Avoidance of Payments) upon and subject to the Company ceasing to have any liability (whether actual or contingent) to the Administrative Agent in respect of the Secured Obligations, promptly thereafter and at the request and cost of the Company, the Administrative Agent shall (but subject to the rights and claims of any person having prior rights thereto) reassign the property and assets assigned to the Administrative Agent by or pursuant to this Debenture and release or otherwise discharge the Security.

5.	Crystallisation of Floating Charge

5.1	The Administrative Agent may at any time:

(a)	when an Event of Default has occurred that is continuing; and

(b)	if the Administrative Agent has reasonable grounds for believing that all or a substantial part of the Floating Charge Property is in danger of being seized or sold under any form of distress or execution levied or threatened or to be otherwise in jeopardy, by notice in writing to the Company convert the Floating Charge with immediate effect into a fixed charge as regards any property or assets specified in the notice.

5.2	Notwithstanding Clause 5.1 and without prejudice to any rule of law which may have a similar effect, the Floating Charge shall automatically be converted with immediate effect into a fixed charge as regards all the assets subject to the Floating Charge and without notice from the Administrative Agent to the Company on:

(a)	the cessation by the Company of carrying on its business;

(b)	the presentation of a petition for the compulsory winding up of the Company;

(c)	the passing of a resolution for the voluntary winding up of the Company;

(d)	the presentation of a petition to appoint an Examiner to the Company; and

(e)	the creation or attempted creation of any Lien over all or any part of the Floating Charge Property without the prior consent in writing of the Administrative Agent or the levying or attempted levying by any person of any distress, execution, sequestration or other process against any of the Floating Charge Property.

6.	Further Assurances

The Company shall take all such action:

6.1	reasonably requested by the Administrative Agent to perfect, protect and maintain the security intended to be conferred on the Administrative Agent by or pursuant to this Debenture; and

6.2	to make all such filings and registrations necessary in connection with the creation, perfection, protection or maintenance of any security created in connection herewith.

7.	Negative Pledge

7.1	The Company undertakes that at no time during the Security Period will it create, grant, extend or permit to subsist or arise any Lien other than Permitted Liens on or over all or any part of the Charged Property.

7.2	The Company undertakes that, except to the extent otherwise permitted under the Credit Agreement or this Debenture, at no time during the Security Period will it sell, convey, transfer, assign or otherwise dispose of all or any part of the Charged Property or agree to do any of the foregoing.

7.3	Notwithstanding Clause 7.2 but subject always to Clause 7.1, the Company may sell, transfer or otherwise dispose of or deal with all or any part of its undertaking and assets for the time being subject to the Floating Charge in the ordinary and usual course of, and for the purposes of, the Company’s business.

7.4	The foregoing provisions of this Clause 7 shall not be construed as limiting any powers exercisable by any Receiver appointed by the Administrative Agent under or pursuant to this Debenture.

8.	Statutory Consents

The Company hereby assents and consents to the registration as burdens on the folio of any registered land of which it is the registered owner or, as applicable, the person entitled to be registered as registered owner as well as on the folio of any further registered lands of which it may from time to time become the registered owner or, as applicable, the person entitled to be registered as registered owner, of:

8.1	the first ranking fixed mortgage and charge created by this Debenture on the said land;

8.2	on crystallisation of the floating charge created by this Debenture on the said land, such crystallised floating charge; and

8.3	the power of any Receiver appointed under this Debenture to charge the said land.

9.	Covenants

9.1	The Company hereby covenants with the Administrative Agent that during the continuance of the Security it shall:-

(a)	remain the legal and beneficial owner of the Fixed Charge Property free from Liens other than Permitted Liens;

(b)	deal with the Floating Charge Property only to the extent permitted by Clause 7 and it shall not create or permit to subsist any Liens on the Floating Charge Property other than Permitted Liens;

(c)	ensure that all of the Charged Property is and at all times remains free from any restriction which is likely to affect the exercise by the Administrative Agent of its rights and entitlements hereunder;

(d)	within thirty days after receipt by the Company of any application, requirement, order or notice served or given by any public or local or any other authority with respect to all the Charged Property (or any material part thereof), give written notice thereof to the Administrative Agent and also (within seven days after demand) produce the same or a copy thereof to the Administrative Agent and inform it of the steps taken or proposed to be taken to comply with any such requirement thereby made or implicit therein;

(e)	duly and punctually perform and observe all its material obligations in connection with the Charged Property under any present or future statute or any regulation, order or notice made or given thereunder;

(f)	otherwise than as permitted herein not do or cause or permit to be done anything which may in any way, jeopardise or otherwise prejudice, to an extent which in the opinion of the Administrative Agent (reasonably held) is material, the security hereby created; and

(g)	in the case of default by the Company in the performance of any of the covenants contained in this Clause 9.1 it shall be lawful for (but not obligatory upon) the Administrative Agent to do whatever may in the Administrative Agent’s opinion be necessary to make good such default, and all reasonable sums expended by the Administrative Agent in that behalf shall be added to the monies hereby secured and bear interest accordingly.

10.	Power of Sale

10.1	Section 20 of the Act shall not apply to this Debenture. On or at any time after the occurrence of an Event of Default that, is continuing, the Administrative Agent may exercise without further notice to the Company and without the restrictions contained in the Act and whether or not it shall have appointed a Receiver, all the powers conferred on mortgagees by the common law and the Act as varied or extended by this Debenture and all the powers and discretions hereby conferred either expressly or by reference on a Receiver.

10.2	Notwithstanding any provisions contained in this Debenture, the Secured Obligations shall be deemed for the purposes of Section 19 of the Act to have become due and payable within the meaning of Section 19 of the Act and the power of sale and other powers conferred on mortgagees by the Act as varied or extended by this Debenture shall arise immediately on execution of this Debenture but the Administrative Agent shall not exercise the power of sale until there is an Event of Default that is continuing or a Receiver has been appointed.

10.3	The restriction on the right of consolidating mortgage securities which is contained in Section 17 of the Act shall not apply to this Debenture.

11.	Entry into Possession, Administrative Agent’s Powers and Appointment and Powers of Receiver

11.1	When Event of Default has occurred that is continuing or if requested by the Company, the Administrative Agent may, without notice to the Company, appoint any person to be a Receiver of all or any part of the Charged Property and may, except as otherwise required by statute, remove any such Receiver and appoint another in his place or appoint another person to act jointly with any such Receiver.

11.2	Such an appointment over part only of the Charged Property shall not preclude the Administrative Agent from making any subsequent appointment of the same or another Receiver over any part of the Charged Property over which an appointment has not been previously made.

11.3	Where more than one Receiver is appointed they shall have power to act severally unless the Administrative Agent shall in the appointment specify to the contrary.

11.4	A Receiver shall be deemed at all times and for all purposes to be the agent of the Company in respect of which he is appointed and the Administrative Agent shall not incur any liability in respect of any contacts, engagements, acts, omissions, defaults or losses of the Receiver or for liabilities incurred by him or for any misconduct by him or for his remuneration (either to the Company or to any other person whatsoever) by reason of its making his appointment as such Receiver or its having made or given any regulation or direction to such receiver or for any reason whatsoever except in the case of fraud, gross negligence or willful misconduct.

11.5	Neither the Administrative Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation in connection with all or any part of the Charged Property to which a mortgagee in possession might as such be liable except in the case of fraud, gross negligence or willful misconduct.

11.6	The restrictions contained in Section 24(1) and 24(6) of the Act shall not apply to this Debenture.

11.7	A Receiver shall have all the powers conferred from time to time on receivers by statute and in the case of the powers conferred by the Act without the restrictions contained in such Act and, in addition, power on behalf and at the cost of the Company (notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to the Charged Property or any part thereof and in particular (but without limitation) a Receiver shall have the power to do all or any of the following:

(a)	enter upon, take possession of, collect and get in all or any of the Charged Property, defend or discontinue any proceedings (including, without limitation, proceedings for the winding up of the Company) or submit to arbitration in the name of the Company or otherwise as may seem expedient to him;

(b)	carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Company or any part thereof or concur in so doing, lease or otherwise acquire and develop or improve properties or other assets without being responsible for loss or damage;

(c)	raise or borrow any money (including money for the completion with or without modification of any building in the course of construction and any development or project in which the Company was engaged) from or incur any other liability to the Administrative Agent or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Property ranking in priority to this security or otherwise;

(d)	sell by public auction or private contract, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with all or any of the Charged Property or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit (including, without limitation, conditions excluding or restricting the personal liability of the Receiver or the Administrative Agent) with full power to convey, let, surrender, accept surrenders or otherwise transfer or deal with such Charged Property in the name and on behalf of the Company or otherwise and so that the covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company if he shall consider it necessary or expedient so to do; any such sale, lease or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of all Secured Obligations; plant, machinery and fixtures may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Company;

(e)	make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient;

(f)	make and effect such repairs, renewals and improvements to the Charged Property or any part thereof as he may reasonably think fit and maintain, renew, take out or increase insurances including, without limitation, indemnity insurance;

(g)	appoint managers, agents, officers, and employees for any of such purposes or to guard or protect the Charged Property at such salaries and commissions and for such periods and on such terms as he may reasonably determine and dismiss the same;

(h)	without any consent or notice by or to the Company, exercise for and on behalf of the Company and in the name of the Company all powers and rights of the Company relevant to and necessary to effect the registration in the Land Registry of the crystallisation of the Floating Charge and/or the appointment of a Receiver hereunder;

(i)	settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the business of the Company or the Charged Property or any part thereof or in any way relating to the Security, bring, take, defend, compromise, submit to and discontinue any actions, suits, arbitrations or proceedings whatsoever whether civil or criminal in relation to the matters aforesaid, enter into, complete, disclaim, abandon or disregard, determine or rectify all or any of the outstanding contracts or arrangements of the Company in any way relating to or affecting the Charged Property or any part thereof and allow time for payment of any debts either with or without security as he shall think expedient;

(j)	redeem any prior encumbrance and settle and agree the accounts of the encumbrancer; any accounts so settled and agreed shall (subject to any manifest error) be conclusive and binding on the Company and the money so paid shall be deemed an expense properly incurred by the Receiver;

(k)	generally, at his option, use the name of the Company in the exercise of all or any of the powers hereby conferred;

(l)	sell any Intellectual Property hereby mortgaged or charged or assigned in consideration of a royalty or other periodical payment;

(m)	exercise, or permit the Company or any nominees of the Company to exercise, any powers or rights incidental to the ownership of the Charged Property or any part thereof in such manner as he may think reasonably fit;

(n)	sign any document, execute any deed and do all such other lawful acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realisation of the Administrative Agent’s security and use the name of the Company for all the above purposes.

11.8	A Receiver shall be entitled to reasonable remuneration at a rate to be fixed by agreement between him and the Administrative Agent (or, failing such agreement, to be fixed by the Administrative Agent).

12.	Liability of the Administrative Agent in Possession

12.1	If the Administrative Agent or any Receiver appointed by the Administrative Agent or any such delegate (or sub-delegate) as aforesaid shall enter into possession of the Charged Property or any part thereof, the Administrative Agent may, from time to time at pleasure, go out of such possession.

12.2	The Administrative Agent shall not, in any circumstances either by reason of any entry by it into, or taking by it of possession of, the Charged Property or any part thereof or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever, be liable to account to the Company for anything except the Administrative Agent’s own actual receipts or be liable to the Company for any loss or damage arising from any realisation by the Administrative Agent of the Charged Property or any part thereof or from any act, default or omission of the Administrative Agent in relation to the Charged Property or any part thereof or from any exercise or non-exercise by the Administrative Agent of any power, authority or discretion conferred upon it in relation to the Charged Property or any part thereof by or pursuant to this Debenture or by the Act unless such loss or damage shall be caused by the Administrative Agent’s own fraud, gross negligence or wilful misconduct.

12.3	All the provisions of Clause 12.2 shall apply in respect of the liability of any Receiver of the Charged Property or any part thereof and in respect of the liability of any such delegate (or sub-delegate) as aforesaid in all respects as though every reference in Clause 12.2 to the Administrative Agent were instead a reference to such Receiver or (as the case may be) to such delegate (or sub-delegate).

12.4	The Company shall indemnify the Administrative Agent and every Receiver against all actions, claims, demands, losses, expenses or liabilities of whatever nature now or hereafter reasonably incurred by them or by any officer, agent or employee for whose liability act or omission they or any of them may be answerable for anything done or omitted in the lawful exercise or purported exercise of the powers herein contained or occasioned by any breach by the Company of any of its covenants or other obligations herein unless such loss or damage shall be caused by the Administrative Agent’s or the Receiver’s own fraud, gross negligence or wilful misconduct.

13.	Delegation of Powers of the Administrative Agent

The Administrative Agent may, at any time when an Event of Default has occurred that is continuing, delegate by power of attorney or in any other manner (including, without limitation, under the hand of any officer of the Administrative Agent) to any person or persons or company or fluctuating body of persons all or any of the powers, authorities and discretions which are, for the time being, exercisable by the Administrative Agent under this Debenture or under the Act in relation to the Charged Property or any part thereof, and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Administrative Agent may think reasonably fit.

14.	Application of Monies

14.1	All money arising from the exercise of the powers of enforcement of the Security or as a consequence of holding the Security shall be applied, after the discharge of all sums, obligations and liabilities having priority thereto, in the following manner and order:-

(a)	in or towards payment of all reasonable costs, charges and expenses of and incidental to the appointment of any Receiver hereunder and his remuneration;

(b)	in payment and discharge of any liabilities reasonably incurred or payable by the Receiver whether on his own account or on behalf of the Company in the lawful exercise of any of the powers of the Receiver including the costs of realisation of the Charged Property or any part thereof in respect of which he was appointed;

(c)	in or towards payment of all such costs, charges, losses expenses and other sums as are mentioned in Clause 25 (Costs and Expenses) and interest thereon;

(d)	in or towards payment or discharge of the Secured Obligations in such order as the Administrative Agent in its absolute discretion may from time to time determine; and

(e)	in payment of any surplus to the Company or other persons entitled thereto.

14.2	All monies from time to time received by the Administrative Agent from the Company or any person or persons or company liable to pay the same or from any Receiver or otherwise on the realisation or enforcement of the Security may be applied by the Administrative Agent either as a whole or in such proportions as the Administrative Agent shall think fit to any account or item of account or any transaction to which the same may be applicable.

14.3	The provisions of Clause 14.1 shall take effect as and by way of variation to the provisions of Section 24(8) of the Act which provisions as so varied and extended shall be deemed incorporated herein as if they related to a receiver of the Charged Property and not merely a receiver of the income thereof.

15.	Protection of Purchasers

15.1	No purchaser, mortgagor, mortgagee or other person or company dealing with a Receiver or the Administrative Agent shall be concerned to enquire whether any Event of Default has occurred or whether any power exercised or purported to be exercised by him or it has become exercisable or whether any money is due on the security hereof or as to the propriety or regularity of any sale by or other dealing with such Receiver or the Administrative Agent but any such sale or dealing shall be deemed to be within the powers hereby conferred and to be valid and effectual accordingly and all the protection to purchasers contained in Sections 21 and 22 of the Act shall apply to any person purchasing from or dealing with a Receiver or the Administrative Agent.

15.2	The receipt of the Administrative Agent or any Receiver shall be an absolute and conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Administrative Agent or any Receiver.

15.3	In Clause 15.1 and 15.2 “purchaser” includes any person acquiring for money or money’s worth, any lease of, or encumbrance over, or any other interest or right whatsoever in relation to, the Charged Property.

16.	Power of Attorney

The Company hereby by way of security for the performance of its obligations under this Debenture irrevocably appoints the Administrative Agent, each and every person to whom the Administrative Agent from time to time shall have delegated the exercise of the power of attorney conferred by this Clause 16 and any Receiver and each of them jointly and also severally to be the attorney of the Company (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which the Company may or ought to do under the covenants and provisions contained in this Debenture and generally in its name and on its behalf to exercise all or any of the lawful powers, authorities and discretions conferred by or pursuant to this Debenture or by any statute or common law on the Administrative Agent or any Receiver or which may be required or which the Administrative Agent or any Receiver shall deem fit for carrying any sale, lease, charge, mortgage or dealing by the Administrative Agent or by any Receiver into effect or for giving to the Administrative Agent or any Receiver the full benefit of these presents and generally to use the name of the Company in the exercise of all or any of the lawful powers, authorities or discretions conferred on the Administrative Agent or any Receiver and the Company hereby ratifies and confirms and agrees to ratify and confirm whatsoever any such attorney shall lawfully do or purport to do by virtue of this Clause 16 and all money expended by any such attorney shall be deemed to be expenses incurred by the Administrative Agent hereunder. Provided that the power of attorney conferred by this Clause 16 shall only be exercised when an Event of Default has occurred that is continuing.

17.	Continuing Security

The Security shall be a continuing security for the Secured Obligations and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations but shall constitute and be a continuing security for the Secured Obligations notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security (whether created by the deposit of documents or otherwise) now or hereafter held by or available to the Administrative Agent for or in respect of the Secured Obligations or any other obligations whatsoever and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Administrative Agent now or hereafter dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable.

18.	Avoidance of Payments

No assurance, security or payment which may be avoided or adjusted under any applicable law, and no release, settlement or discharge given or made by the Administrative Agent or any Receiver on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Administrative Agent or any Receiver to recover from the Company (including any moneys which it may be compelled by due process of law to refund pursuant to the provisions of any law relating to liquidation, bankruptcy, insolvency or creditors’ rights generally and any reasonable costs payable by it to or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Debenture to the full extent of the Secured Obligations.

19.	Currency Indemnity

19.1	If any sum due from the Company under this Debenture or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of:

(a)	making or filing a claim or proof against the Company; or

(b)	obtaining an order or judgment in any court or other tribunal; or

(c)	enforcing any such order or judgment; or

(d)	applying the same in satisfaction of any of the Secured Obligations,

the Company agrees to indemnify and hold harmless the Administrative Agent from and against any loss suffered as a result of any discrepancy between:

(i)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(ii)	the rate or rates of exchange at which the Administrative Agent is able to purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof or for application in satisfaction of the Secured Obligations.

19.2	The rate or rates of exchange referred to in Clause 19.1 shall be determined by the Administrative Agent in accordance with applicable market practice and the Administrative Agent’s certificate as to the amount of any such rate shall be conclusive, save in the case of manifest error.

20.	Severability

If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions or the effectiveness of any of the remaining security constituted by this Debenture under such law.

21.	Assignment

21.1	This Debenture shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns and references in this Debenture to any of them shall be construed accordingly.

21.2	The Company may not assign or transfer all or any of its rights, benefits or obligations under this Debenture. The Administrative Agent may, assign all or any part of its rights, benefits or obligations under this Debenture to any person to whom the Administrative Agent is permitted to assign and assigns the Secured Obligations.

21.3	The Administrative Agent may disclose to any person to whom the Administrative Agent is permitted all or any part of its rights benefits or obligations under this Debenture such information about the Company and this Debenture as the Administrative Agent considers appropriate.

22.	Certificate of the Administrative Agent

A certificate signed by an officer of the Administrative Agent as to the amount at any time hereby secured or as to any applicable rate of interest shall, as against the Company, be prima facie evidence as to the amount thereof.

23.	No Waivers, Remedies Cumulative

No failure on the part of the Administrative Agent to exercise, nor any delay in exercising any right, remedy, power or privilege under this Debenture will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Debenture are cumulative and not exclusive of any such right, remedy, power or privilege that may otherwise be available to the Administrative Agent.

24.	Costs and Expenses

24.1	All costs and expenses incurred by the Administrative Agent or, as the case may be, any Receiver:

(a)	in the negotiation, preparation and execution of this Debenture and the completion of the transactions contemplated herein to the extent reasonably incurred;

(b)	in the exercise of any of the rights, remedies and powers conferred on the Administrative Agent or, as the case may be, any Receiver, by this Debenture to the extent reasonably incurred when incurred at a time when there is no continuing Event of Default; and

(c)	as a consequence of holding the Security or the preservation or protection thereof or any claims or proceedings in relation thereto or to any of the Charged Property,

shall be reimbursed by the Company to the Administrative Agent on demand on a full indemnity basis.

24.2	The Company shall pay all stamp, registration and other taxes to which this Debenture or any judgment in connection herewith is or at any time may be subject and shall indemnify the Administrative Agent against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying such tax.

24.3	The cost of the Company complying with any of its obligations under this Debenture (including, without limitation, its obligations under Clause 6 (Further Assurances)) shall be borne by the Company.

25.	Notices

25.1	Any notice or other communication to be given under or for the purposes of this Debenture shall be in writing and shall be delivered in accordance with the terms of Section 9.2 of the Credit Agreement to the address or facsimile number identified below or such other address or facsimile number as that person has designated in writing from time to time to the person giving the notice:-

(a)	the Administrative Agent as follows:

Address:	Wachovia Bank, National Association
Charlotte Plaza
201 South College Street, CP-8 Charlotte, North Carolina 28288-0680

Facsimile No:	(704) 374-2698

Attention:	Syndication Agency Services

(b)	the Company:

Address:

Facsimile No:

Attention:

26.	Counterparts

This Debenture may be executed in any number of counterparts and by the different parties to this Debenture on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

27.	Governing Law and Jurisdiction

27.1	This Debenture shall be governed by and construed in accordance with the laws of Ireland.

27.2	The Company hereby agrees for the exclusive benefit of the Administrative Agent that any legal action or proceeding (“Proceedings”) brought against it with respect to this Debenture may be brought in the High Court in Ireland or such other competent Court of Ireland as the Administrative Agent may elect and the Company waives any objection to Proceedings in such courts whether on the grounds of venue or on the ground that Proceedings have been brought in an inconvenient forum. The Company undertakes to enter an unconditional appearance within 14 days after the completion of any service or process in any Proceedings. The Company hereby consents to the service by post of any process issued in that jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Debenture has been entered into the day and year first above written.

THE COMPANY

The Common Seal of
LIONBRIDGE TECHNOLOGIES IRELAND
was hereunto affixed in the presence of:

Director	/s/ David Dahn
David Dahn
Director/Secretary

/s/ Jeffrey Fitzgerald
Jeffrey Fitzgerald

Witness:	/s/ Margaret A. Shukur
Margaret A. Shukur
Occupation:

Address:	Grattan House, Temple Road
Blackrock, County Dublin, Ireland

THE ADMINISTRATIVE AGENT

Signed by:
for an on behalf of
WACHOVIA BANK, NATIONAL ASSOCIATION

Witness:

Occupation:

Address:

THE COMPANY

The Common Seal of

LIONBRIDGE TECHNOLOGIES IRELAND

was hereunto affixed

in the presence of:

Director

Director/Secretary

Witness:

Occupation:

Address:

THE ADMINISTRATIVE AGENT

Signed by: for an on behalf of	/s/ Mark B. Felker
MANAGING DIRECTOR

WACHOVIA BANK, NATIONAL ASSOCIATION

Witness:	/s/ Louis K. Beasley III
Louis K. Beasley III
Occupation:	Banker
Address:	One Wachovia Center
301 South College Street
Charlotte, NC 28288